Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flowco Holdings Inc. of our report dated December 6, 2024, relating to the financial statement of Flowco Holdings Inc., which appears in Flowco Holdings Inc.’s Form S-1 (File No. 333-283663).

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 17, 2025